                                                                    Exhibit 99.1

 CITICORP BANKING CORPORATION

 By:      /s/ William H. Wolf                             Date: February 8, 2006
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          Name:    William H. Wolf
          Title:   Senior Vice President

 COURT SQUARE CAPITAL LIMITED

 By:      /s/ Anthony P. Mirra                            Date: February 8, 2006
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          Name:    Anthony P. Mirra
          Title:   Vice President

 CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

 By:      CVC Partners, LLC, as General Partner
          of Citigroup Venture Capital Equity Partners, L.P.

 By:      Citigroup Venture Capital GP Holdings, Ltd.,
          as Managing Member of CVC Partners, LLC

 By:      /s/ Anthony P. Mirra                            Date: February 8, 2006
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          Name:    Anthony P. Mirra
          Title:   Vice President

 CITIGROUP VENTURE CAPITAL GP HOLDINGS, LTD.

 By:      /s/ Anthony P. Mirra                            Date: February 8, 2006
          ----------------------------------
          Name:    Anthony P. Mirra
          Title:   Vice President

 CVC PARTNERS, LLC

 By:      Citigroup Venture Capital GP Holdings, Ltd.,
          as Managing Member of CVC Partners, LLC

 By:      /s/ Anthony P. Mirra                            Date: February 8, 2006
          ----------------------------------
          Name:    Anthony P. Mirra
          Title:   Vice President